UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FS ENERGY AND POWER FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

This letter is to inform you that the board of trustees of FS Energy and Power Fund (the Company or FSEP) recently implemented a number of corporate governance changes. These changes (i) provide that FSEP shareholders may remove any trustee by the vote of at least two-thirds (rather than a majority) of all the votes entitled to be cast in the election of trustees; (ii) provide that a trustee may not be removed without cause; (iii) increase the percentage of shareholders required to request a special meeting of shareholders from ten percent to a majority of all the votes entitled to be cast at such meeting; (iv) provide that at any meeting of the shareholders, only the chairman of such meeting, and not shareholders, will have the power to adjourn such meeting when there is not a quorum; (v) provide that only one or more shareholders of record who together hold, and have held for at least six months, at least five percent of the Company’s outstanding shares may, on written request, access the Company’s share ledger or list of the Company’s shareholders; (vi) provide that a shareholder will not be entitled to inspect FSEP’s books and records if the board determines that such shareholder has an improper purpose for requesting such inspection; and (vii) provide that any action which may be taken by shareholders by vote may be taken without a meeting upon unanimous written consent of the shareholders.

The above is a summary only and is qualified in all respects by the information contained in the Company’s Current Report on Form 8-K filed on June 1, 2017 at www.sec.gov, and the provisions of the Second Amended and Restated Bylaws, a copy of which is attached to the Form 8-K.

This letter is also to inform you that FSEP is currently soliciting shareholder votes for its upcoming annual shareholder meeting, which will take place on Monday, June 12, 2017 at 10:00 a.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (the Annual Meeting).

Shareholders are being asked to vote on two proposals:

1.                    The election of ten members of the board of trustees of the Company named in the Company’s proxy statement to serve until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified; and

2.                    The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Company’s board of trustees unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

You do not have to attend the Annual Meeting in person in order to vote.  You can cast your vote (or change your vote if you desire to do so) by phone, by internet, or by mail as set forth below.

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting shareholder votes.

If you have any questions, please feel free to contact your financial advisor, call one of the numbers below or visit the Support portion of our website at www.fsinvestments.com.

Sincerely,

Michael C. Forman

Chairman and Chief Executive Officer
FS Energy and Power Fund

THREE WAYS TO VOTE OR CHANGE YOUR VOTE IF YOU DESIRE TO DO SO

Phone	Online	Mail

PROXY QUESTIONS? Call 855-486-7904 GENERAL QUESTIONS? Call 877-372-9880

WITHOUT A PROXY CARD

Call 855-486-7904 Monday to Friday, 9:00 a.m. to 10:00 p.m. EST to speak with a proxy specialist.

WITH A PROXY CARD
Call 800-690-6903 with a touch-tone phone to vote using an automated system.

	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.	VOTE PROCESSING Mark, sign and date your proxy card and return it in the postage-paid envelope provided.